Exhibit 10.1

GLOBALOPTIONS GROUP, INC.
415 Madison Avenue 17th Floor
New York, New York 10017

July 11, 2013
Harvey W. Schiller, Chairman & CEO
GlobalOptions Group, Inc.
415 Madison Avenue
17th Floor
New York, New York 10017

Re:
Your Employment Agreement dated January 29, 2004, as assigned by agreement dated June 27, 2005, and as amended on each of December 19, 2006, August 13, 2009, May 13, 2010, December 14, 2010, December 12, 2011, March 26, 2012 and March 31, 2013 (collectively the “Agreement,” and capitalized terms used herein without definitions have the meanings specified in the Agreement)

Dear Harvey:

This letter is to modify the Agreement, effective as of the date written above. Accordingly, the following modifications are made to the Agreement:

1.           Sections 2(b) and 2(c) shall be amended and restated as follows as of the date hereof:

“(b)           (i) In addition to the Base Salary and Benefits, as an inducement for the Employee to remain in the employ of the Company and subject to the Employee remaining in the employee of the Company at the time of issuance, the Company agrees to issue to the Employee from the Company’s Amended and Restated 2006 Long-Term Incentive Plan (or any other employee benefit plan (as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended) of the Company previously approved by the Company’s stockholders), immediately prior to the closing of an acquisition or merger with an operating company by the Company or its subsidiaries (a “Sale”), 100,000 shares of common stock, par value $0.001 per share (“Common Stock”)  (subject to adjustment pursuant to Sections 2(b)(iii) and (iv) below) (the “Shares”). Notwithstanding the foregoing, in the event that Employee’s employment is terminated without Cause or Good Reason or as a result of his death or Disability and a Sale is consummated within nine months of the date of termination, the Company agrees to issue to the Employee the Shares as set forth above.

(ii)           The Employee, including his assignees and transferees, shall be entitled to piggyback registration rights with respect to the resale of the Shares.  The resale of such Shares shall be included on the Company’s first to be filed Form S-1, Form S-3 or Form S-8, as applicable, with the Securities and Exchange Commission (the “SEC”) following the issuance of the Shares, provided, however, if the resale of the Shares cannot be included on a Form S-8 at the time the Company files its next Form S-8, the Company shall not be required to include the resale of the Shares on such Form S-8 and the resale of such Shares shall be included on the Company’s next to be filed Form S-1 or Form S-3, as applicable, with the SEC.

(iii)           If prior to the issuance of the Shares the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company to be issued with respect to the Shares shall be added to the Shares.  If the Company shall distribute to its stockholders securities of another corporation, the securities of such other corporation, distributed with respect to the Shares to be issued shall be added to the Shares.

(iv)           If the outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of the Company’s Common Stock, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares to be issued such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares to be issued.”

“(c)           The equity grant referred to in the first sentence of Section 2(b) in the amendment dated March 26, 2012 remains outstanding in accordance with its terms.”

2.           Except as hereby amended, the Agreement and all of its terms and conditions shall remain in full force and effect and are hereby confirmed and ratified. All references to the Agreement shall be deemed references to the Agreement as amended and clarified hereby. This letter amendment shall be governed and construed under the laws of the State of New York.

Please sign below to acknowledge your agreement to and acceptance of this amendment to the Agreement.

Sincerely,

/s/ Jeffrey O. Nyweide
Jeffrey O. Nyweide

Agreed to:

/s/ Harvey Schiller
Harvey Schiller

Date:	July 11, 2013